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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

Name                                            Jurisdiction of Organization
----                                            ----------------------------

Sunoco Logistics Partners Operations L.P.                 Delaware
Sunoco Logistics Partners GP LLC                          Delaware